UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 23, 2005

WPT Enterprises, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	333-14479	77-0639000
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5700 Wilshire Blvd., Suite 350, Los Angeles, California		90036
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	323-330-9900

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 4.01 Changes in Registrant's Certifying Accountant.

On June 23, 2005, Deloitte & Touche LLP ("Deloitte") notified WPT Enterprises, Inc., (the "Company") that Deloitte had resigned as the Company's independent registered public accounting firm.

Deloitte's reports on the Company's financial statements for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles.

The Company's Audit Committee of its Board of Directors did not recommend or approve Deloitte's resignation.

During the two most recent fiscal years and the subsequent interim period through the date of Deloitte's resignation, there were no disagreements with Deloitte regarding any matter of accounting principles or practices, financial statement disclosures or auditing scope or procedures, which disagreement, if not resolved to the satisfaction of Deloitte, would have caused Deloitte to make reference thereto in its reports on the Company's financial statements. During the fiscal years ended January 2, 2005 and December 28, 2003, and through the date hereof, there have been no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).

The Company has provided Deloitte with a copy of the statements made in this Report and has requested that Deloitte furnish the Company with a letter addressed to the Securities and Exchange Comission stating whether Deloitte agrees with the above statements and, if not, stating the respects in which it does not agree.

A copy of Deloitte's letter dated June 29, 2005 to the Securities and Exchange Commission is filed as Exhibit 16.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

16.1 Letter from Deloitte & Touche LLP dated June 29, 2005 to the Securities and Exchange Commission.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WPT Enterprises, Inc.

June 29, 2005	By:	/s/ W. Todd Steele

Name: W. Todd Steele
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

16.1	Letter of Deloitte & Touche, LLP dated June 29, 2005